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                                                                    Exhibit 4.2


                             CONNECTED CORPORATION

                           THIRD AMENDED AND RESTATED

                                RIGHTS AGREEMENT


     This Third Amended and Restated Rights Agreement (the "Agreement") is entered into as of November 3, 1999 by and between Connected Corporation, a Delaware corporation (the "Company"), and those parties listed on Schedule A hereto. For purposes of this Agreement the following terms shall have the following meanings: the holders of the Series D Preferred Stock (the "Series D Shares") of the Company (the "Series D Holders"); the holders of the Series C Preferred Shares (the "Series C Shares") of the Company (the "Series C Holders"); the holders of the Series A Preferred Stock (the "Series A Shares") of the Company (the "Series A Holders"); the holders of the Series B Preferred Stock (the "Series B Shares") of the Company (the "Series B Holders," together with the Series A Holders and Series C Holders, the "ABC Holders"); and David A. Cane and Howard A. Marson (the "Founders"). The ABC Holders and the Series D Holders are sometimes collectively referred to herein as the "Preferred Holders". The Company, the Series A, Series B, Series C and Series D Holders and the Founders are sometimes referred to herein collectively as the "Parties" or individually as a "Party." The Founders and the Preferred Holders are sometimes collectively referred to herein as "Shareholders."

                                    RECITAL
                                    -------

     The Company, the Founders, the Series A Holders, the Series B Holders and the Series C Holders entered into a Second Amended and Restated Rights Agreement, dated as of May 28, 1997 (the "1997 Rights Agreement"), which sets forth certain registration rights and rights of first refusal. The Company, the Founders, the Series A Holders, the Series B Holders, the Series C Holders and certain investors and Silicon Valley Bank ("Lender") entered into a Restated First Amendment to Second Amended and Restated Rights Agreement dated June 11, 1999. The Parties wish to amend and restate the 1997 Rights Agreement, as amended, so that it reads in its entirety as set forth herein. Pursuant to
Section 3.4 of the Second Amended and Restated Rights Agreement, this Agreement may be amended by the holders of a majority of the Registrable Securities and when so amended shall be binding as to all holders of Registrable Securities.

     The Parties now desire to set forth the registration rights applicable to the Preferred Stock owned by the Holders and the Common Stock owned by the Founders.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing and of the mutual promises and covenants contained herein, the Parties agree as follows:

1. Registration Rights.
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     1.1.  Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


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     (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (b) "Conversion Stock" means the Common Stock issued or issuable upon conversion of the Series A Shares, the Series B Shares, the Series C Shares and Series D Shares.

     (c) "Holder" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under Section 1.11 hereof who hold Registrable Securities.

     (d) "Initiating Holders" shall mean any Holder or Holders of at least forty percent (40%) of the Registrable Securities (excluding Registrable Securities owned by the Founders).

     (e) "Qualified Public Offering" shall mean a firmly underwritten public offering of Common Stock resulting in gross proceeds of at least $25.0 million at a price per share of at least $17.37 (as adjusted for stock splits, stock dividend and recapitalizations).

     (f) "Registrable Securities" means (i) the Conversion Stock; and (ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold to the public.

     Except for subsections 1.2, 1.4, 1.5, 1.10, 1.11 and 3.4, Registrable Securities shall also mean shares of Common Stock owned by the Founders.

     (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     (j) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and
1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders in the event of each registration provided for in Sections 1.2, 1.3 and
1.4 hereof.

     (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute thereto and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     (l) "Selling Expenses" shall mean all underwriting discounts, selling commissions, expense allowances and stock transfer taxes applicable to the securities registered by the Holders


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and, except as set forth above, all reasonable fees and disbursements of counsel for the selling Holders.

     1.2  Requested Registration.

          (a) Request for Registration. If the Company receives from the Initiating Holders or the holders of a majority of the Series D Shares a written request that the Company effect a registration covering either (i) not less than 25% of the Registrable Securities, or (ii) Registrable Securities having an anticipated aggregate gross offering price, of at least $5,000,000, the Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use reasonable commercial efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                    (A) Before 180 days after the closing of the initial public offering of its Common Stock, provided that the foregoing limitation shall terminate on the date which is four (4) years from the date of this Agreement;

                    (B) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (C) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use reasonable commercial efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not use this right more than once in any twelve month period; or

                    (D) After the Company has effected four (4) registrations pursuant to this Section 1.2, not more than two (2) such registrations at the request of the Series D Holders and

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no more than two (2) such registrations at the request of the ABC Holders, and such registrations have been declared or ordered effective.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders or the holders of a majority of the Series D Shares. Notwithstanding any other provision to the contrary, the Company shall not take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2 within twelve (12) months from the date hereof, without the consent of the holders of a majority of the Series D Shares.

          (b) Underwriting. In the event that a registration pursuant to
Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders or the holders of a majority of the Series D Shares, as the case may be, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 1.2, if the managing underwriter advises the Initiating Holders and the holders of a majority of the Series D Shares in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, provided however that notwithstanding any other provision of this Section 1.2, the holders of the Series D Preferred shall be entitled to register not less than 50% of the shares to be underwritten in any registration pursuant to the first two registrations initiated under this Section 1.2. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.

1.3. Company Registration.



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          (a)  Notice of Registration.  If, at any time prior to the fifth anniversary of the closing date of the Company's initial public offering of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction under Rule 145 under the Securities Act, or (iii) a registration effected pursuant to Sections 1.2 or 1.4 hereof, the Company will;

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder; provided that the Holder making such request would have been unable to sell all of its or his Registrable Securities pursuant to Rule 144 under the Securities Act in the four-week period immediately preceding the date of such written notice.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to register pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering (unless such offering is the initial public offering of the Company's securities in which case the Holders may be excluded entirely if the underwriters make the determination described above and provided that all other stockholders desiring to sell shares in the offering are excluded). No securities of the Company held by parties other than the Holders or the Company shall be included in any registration and underwriting to which this section applies if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will thereby be limited. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

     1.4. Registration on Form S-3.




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     (a) If (i) any Holder or Holders holding in the aggregate not less than ten percent (10%) of the then outstanding Registrable Securities or (ii) the holders of a majority of the then outstanding Series D Shares requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use reasonable commercial efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) registration pursuant to this Section 1.4 in any six (6) month period. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4;

          (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (ii) within ninety (90) days of the effective date of any registration referred to in Sections 1.2 and 1.3 above, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use reasonable commercial efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided that the Company may not use this right more than once in any twelve month period.

     1.5. Limitations on Subsequent Registration Rights. From and after the date hereof, without the approval of the holders of a majority of the Series D Shares and the holders of a majority of the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities, including more favorable standoff obligations, which are senior to or on par with the registration rights granted to the Holders hereunder or which would have the effect of reducing the amount of Registrable Securities included in a registration by any Holder.

     1.6. Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 1.2 and 1.3 and the first four registrations pursuant to Section 1.4 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities

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registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     1.7. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use reasonable commercial efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (d) Use reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (g) Use best commercial efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such

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securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.8  Indemnification.

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or in connection with the preparation thereof.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact




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required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or in connection with the preparation thereof. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

          (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     1.9 Information by Holder. The Holders of securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use reasonable commercial efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

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          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

    1.11. Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder, provided that: (i) such assignment or transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, and (iii) either (A) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, dividends, distributions and recapitalizations) not sold to the public, or (B) such assignee or transferee is a partner, stockholder, subsidiary, member, affiliate, affiliated partnership managed by a Holder, family member, family trust or the estate of the Holder.

    1.12. Standoff Agreement.

          (a) Standoff. Each Party hereby agrees that in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, a Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those include in the registration) without prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or underwriters, as the case may be; provided, that the Company or the underwriters have obtained similar commitments from all of the directors and officers of the Company and all holders of more than two percent (2%) of the Company's capital stock.

          (b) Company Obligation. The Company will enter into a standoff agreement essentially similar to the standoff agreement contained in subsection 1.12(a) above with each holder of equity securities of the Company or securities convertible into or exercisable for equity securities of the Company.


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     1.13 Qualified Public Offering. In the event of any Qualified Public
Offering of Common Stock, the Series D Holders shall have the right to purchase up to an aggregate of 10% of the registrable shares offered for sale pursuant to such offering.

2.   Right of First Refusal Upon Issuance of Securities by the Company.

     2.1. Right of First Refusal. The Company hereby grants to each Series A, Series B, Series C and Series D Holder (the "Rights Holders") the right of first refusal to purchase, pro rata, in order to maintain the Rights Holder's percentage ownership interest in the Company, all or any part of New Securities (as defined in Section 2.3 below) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the number of shares of Common Stock issued or issuable to each Rights Holder bears to the sum of the total number of shares of Common Stock then outstanding (assuming conversion of all preferred stock of the Company into Common Stock and the exercise of all outstanding options, warrants and other rights to acquire Common Stock).

     2.2. "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.

     2.3. Except as set forth below, "New Securities" shall mean any Equity Securities, whether or not now authorized, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued to employees, officers, consultants or directors of the Company pursuant to sales or options granted or awards made at any time after the date of incorporation of the Company; (ii) securities offered to the public generally pursuant to a registration statement trader the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its stockholders own not less than fifty-one (51%) percent of the voting power of the surviving or successor corporation; (iv) the Conversion Stock; or (v) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

     2.4. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     2.5. In the event a Rights Holder fails to exercise the right of first refusal within said twenty (20) day period (a "Non-Electing Rights Holder"), the Company shall give each of the remaining Rights Holders written notice of the number of shares of New Securities that remain available for purchase. Each remaining Rights Holder shall then have five (5) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New

Securities (determined without reference to the number of shares of Common Stock issued or issuable to the Non-Electing Rights Holder) for the price and upon the applicable terms specified in the notice referred to in Section 2.4 above, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     2.6. In the event less than all of the New Securities are purchased by the Rights Holders, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Rights Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

     2.7. The right of first refusal granted under this Agreement shall expire on the effective date of the Company's Qualified Public Offering pursuant to a registration statement under the Securities Act.

     2.8. The right of first refusal hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of the Series A Shares, the Series B Shares, the Series C Shares or the Series D Shares or the Conversion Stock by a Rights Holder provided that: (i) such assignment or transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, and (iii) either (A) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, dividends, distributions and recapitalizations) not sold to the public, or (B) such assignee or transferee is a partner, stockholder, subsidiary, or affiliate of, or an affiliated partnership managed by, a Rights Holder, family member, family trust or the estate of the Rights Holder.


3. Miscellaneous.

     3.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to transactions taking place between Delaware residents and wholly within the State of Delaware.

     3.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Series A, Series B, Series C or Series D Holder and the closing of the transactions contemplated hereby.

     3.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the record or beneficial Holders of a majority of the Registrable Securities (excluding Registrable Securities held by the Founders), the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities and none of the rights of the Founders under this Agreement may be waived or modified without their written consent; and provided, further, that such modification, amendment, waiver or other action shall affect the Holders of each class or series of stock, as well as all shares of stock within any given class or series, in the same manner. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged of terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 3.4. This Section 3.4 may be amended, waived or terminated only with the written consent of all of the Holders of the Registrable Securities.

     3.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Holder, at such Holder's address set forth on the signature pages hereof, or at such other address as such Holder shall have furnished to the Company in writing or (b) if the Company, at 63 Fountain street, Framingham, MA 01701, or at such other address as the Company shall have furnished to each Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.

     3.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

     3.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     3.8. Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                            [SIGNATURE PAGE FOLLOWS]

                                   SCHEDULE A

HOLDERS OF SERIES A PREFERRED STOCK
H&Q Connected Investors L.P.
Technologies for Information and Entertainment III, L.P.
1995 Fisher Family Trust UTA 10/10/95, Lisa T. Rosenbaum, Trustee
Steven Kalmanovitz

HOLDERS OF SERIES B PREFERRED STOCK
Softbank Ventures, Inc.
H&Q Connected Investors L.P.
Technologies for Information and Entertainment III, L.P.
Ronald Lachman
The Ezra Goldman Trust, Ezra Goldman, Trustee
Solstice Capital L.P.
The Carl Lazarus 1996 Revocable Living Trust, Carl Lazarus, Trustee Howard Lee Morgan
Morris Ventures
David Hirschman
1995 Fisher Family Trust UTA 10/10/95, Lisa T. Rosenbaum, Trustee

HOLDERS OF SERIES C PREFERRED STOCK
Intel Corporation
Technologies for Information and Entertainment III, L.P.
H&Q Connected Investors L.P.
Solstice Capital L.P.
David Hirschman
Morris Ventures
East river Ventures, L.P.
Michael T. Lash
Robert Hartman
Hudson River Capital, LLC
GKH Partners, L.P.
GKH Investments, L.P.

HOLDERS OF SERIES D PREFERRED STOCK
Silicon Valley Bank
David Hirschman
Craig Randall
Carl Lazarus
Norman Meisner
James Priest
David Cane
Technologies for Information and Entertainment III, L.P.
Softbank America, Inc.
Middlefield Ventures

Charles Robbins
William Keating
David Arthur Norman and Mamie Ruth Norman TTE Norman
          Family Revocable Trust u/a dated 8/20/87
Ronald Lachman
Charles Kline
Solstice Capital, L.P.
H&Q Connected Investors L.P.
Hambrecht and Quist Employee Venture Fund, L.P.
J3D Family Limited Partnership
The TIE Mezzanine Fund, L.P.

The foregoing agreement is hereby executed as of the date first above written.

                                                    CONNECTED CORPORATION



                                                    By: /s/ David A. Cane
                                                       -------------------
                                                       David A. Cane, President




                      [COUNTERPART SIGNATURE PAGES FOLLOW]







Third Amended and Restated Rights Agreement

                         PURCHASERS:         BAKER COMMUNICATIONS FUND, L.P.



                                             By: Baker Capital Partners, LLC.
                                                -----------------------------
                                                 Its General Partner



                                             By: /s/ Ashley Leeds
                                                -----------------------------
                                                 Ashley Leeds, Manager



                                             By: /s/ Larry Bettino
                                                -----------------------------
                                                 Larry Bettino, Manager



                      [COUNTERPART SIGNATURE PAGES FOLLOW]







Third Amended and Restated Rights Agreement

PURCHASERS:                            FIDELITY VENTURES TELECOM AND
                                       TECHNOLOGY II LIMITED
                                       PARTNERSHIP

                                       By: Fidelity Investors Management, LLC
                                           Its General Partner



                                       By: /s/ Donald S. Heaton
                                           __________________________________
                                       Name:  Donald S. Heaton
                                       Title: Vice President


                                       FIDELITY INVESTORS II LIMITED
                                       PARTNERSHIP

                                       By: Fidelity Investors Management, LLC,
                                           Its General Partner



                                       By: /s/ Donald S. Heaton
                                           __________________________________
                                       Name:  Donald S. Heaton
                                       Title: Vice President


                                       FTT VENTURES LIMITED



                                       By: /s/ Donald S. Heaton
                                           __________________________________
                                       Name:  Donald S. Heaton
                                       Title: Vice President


                      [COUNTERPART SIGNATURE PAGES FOLLOW]

Third Amended and Restated Rights Agreement

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE


                                                  COMMON HOLDERS:

                                                  By: /s/ David A. Cane
                                                      -----------------
                                                  Name: David A. Cane
                                                  Title:

                                                  Address: 63 Fountain Street
                                                           Framingham, MA 01702

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE


                                             EAST RIVER VENTURES L.P.

                                             By: /s/ Walter A. Carozzo
                                                 ---------------------
                                             Name: Walter A. Carozzo
                                             Title: Manager of General Partner

                                             Address: 645 Madison Avenue
                                                      22nd Floor
                                                      New York, NY 10022
                                                      Attn: Alicia Lindgren

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE


                                          GKH INVESTMENTS, L.P.

                                          By:
                                              -----------------------
                                          Name:
                                          Title:

                                          Address: 200 West Madison
                                                   Suite 2710
                                                   Chicago, IL 60606

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE




                                             GKH PARTNERS, L.P.


                                             By:
                                                 --------------------------
                                             Name:
                                             Title:


                                             Address: 200 West Madison
                                                      Suite 2710
                                                      Chicago, IL 60606

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE




                                             THE EZRA S. GOLDMAN TRUST


                                             By: /s/ Ezra S. Goldman
                                                 --------------------------
                                             Name: Ezra S. Goldman, Trustee
                                             Title:


                                             Address: 1720 Shagbark Court
                                                      Naperville, IL 60565


Common Stockholder and Preferred Stockholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE




                                         H&Q CONNECTED INVESTORS, L.P.


                                         By:
                                             --------------------------
                                         Name:
                                         Title: Attorney-in-fact


                                         Address: H&Q Connected Investors, L.P.
                                                  c/o Hambrecht & Quist Ventures
                                                  One Bush Street, 15th Floor
                                                  San Francisco, CA 94104










Preferred Stockholder and Noteholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE


                                        By: /s/ David Hirschman
                                            ----------------------------
                                        Name:   David Hirschman
                                        Title:


                                        Address: 8 Kings Road
                                                 Sharon, Massachusetts 02067








Common Stockholder and Preferred Stockholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE


                                        J3D FAMILY LIMITED PARTNERSHIP

                                        By: /s/ Doug L. Michels
                                            ----------------------------
                                        Name:   Doug L. Michels, Trustee
                                        Title:


                                        Address: 4717 Branciforte Drive
                                                 Santa Cruz, CA 95065

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE



                                       By: /s/ Steven Kalmanovitz
                                         ----------------------------
                                         Name: Steven Kalmanovitz
                                         Title:

                                         Address: 4004 Eagle Nest Lane
                                                  Danville, CA 94506


Preferred Stockholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE



                                       By: /s/ William Keating
                                           ----------------------------
                                       Name: William Keating
                                       Title:


                                       Address: 14903 Three Oaks Court
                                       Saratoga, CA 95070


Noteholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE



                        By: /s/ Ronald D. Lachman
                          ----------------------------
                        Name: Ronald D. Lachman
                        Title:


                        Address: 3140 Whisperwoods Court
                                 Northbrook, Illinois 60062

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE



                        By: /s/ Michael Lash
                          ----------------------------
                        Name: Michael Lash
                        Title:


                        Address: 544 Palm Avenue
                                 Los Altos, California 94022






Preferred Stockholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE


                                       THE CARL LAZARUS 1996
                                       REVOCABLE LIVING TRUST

                                       By: /s/ Carl Lazarus
                                           -----------------------
                                       Name: Carl Lazarus, Trustee
                                       Title:


                                       Address: c/o Connected Corporation
                                                63 Fountain Street
                                                Framingham, Massachusetts
                                                01701

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                        By: /s/ Carl Lazarus
                                            -------------------------------
                                        Name:  Carl Lazarus
                                        Title:

                                        Address: 130 Berkeley Street
                                                 West Newton, MA 02465



Noteholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                        By: /s/ Norman B. Meisner
                                            -------------------------------
                                        Name:  Norman Meisner
                                        Title:

                                        Address: 15 Hampden Terrace
                                                 Newton, MA 02459

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                      By: /s/ Howard Lee Morgan
                                         --------------------------
                                      Name: Howard Lee Morgan
                                      Title:


                                      Address: 764 Mt. Moro Road
                                               Villanova, Pennsylvania 19085

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                      MORRIS VENTURES

                                      By: /s/ Anthony P. Morris
                                         --------------------------
                                      Name: Anthony P. Morris
                                      Title: Managing G.P.

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                       DAVID ARTHUR NORMAN AND
                                       MAMIE ARTHUR NORMAN TTEE
                                       NORMAN FAMILY REVOCABLE
                                       TRUST U/A DATED 8/20/87

                                       By: /s/ David Norman
                                       -------------------------------
                                       Name: David Norman
                                       Title:

                                       Address: 16101 Greenwood Road
                                                Montel Serno, CA 95030




Noteholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE


                                       By: /s/ James Priest
                                           -----------------------------
                                           Name: James Priest
                                           Title:


                                           Address: 121 Dexter Place
                                                    Escondido, CA 92029

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE


                                        By: /s/ Charles R. Robbins
                                            ------------------------
                                            Name: Charles R. Robbins
                                            Title:

                                            Address: 16 Queens Circle
                                                     Sharon, MA 02067

Common Stockholders and Noteholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                                November 3, 1999


                           COUNTERPART SIGNATURE PAGE

                                        THE FISHER FAMILY 1995 TRUST
                                        U/T/A 10/10/95 WITH RONALD D.
                                        FISHER AS DONOR



                                        By: /s/ Lisa T. Rosenbaum
                                            --------------------------------
                                            Name: Lisa T. Rosenbaum, Trustee
                                            Title:


                                            Address: Ronald Fisher
                                                     99 Kirkstall Road
                                                     Newton, MA  02106




Preferred Stockholder

                             CONNECTED CORPORATION
                 SECOND AMENDED AND RESTATED CO-SALE AGREEMENT

                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE


                                        SOFTBANK VENTURES, INC.

                                        By: /s/ Yoshitaka Kitao
                                            ----------------------------
                                        Name:   Yoshitaka Kitao
                                        Title:  President and CEO


                                        Address: 3-23 Kanda-Nishikicho
                                                 Chiyoda-ku Tokyo 101-0054
                                                 JAPAN









Second Amended and Restated Co-Sale Agreement

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                        SOLSTICE CAPITAL, L.P.

                                        BY: SOLSTICE CAPITAL G.P.L.P.


                                        By: /s/ Henry Newman
                                            -------------------------------
                                        Name:  Henry W. Newman
                                        Title: General Partner

                                        Address: 33 Broad Street
                                                 3rd Floor
                                                 Boston, MA 02109

Preferred Stockholder

                             CONNECTED CORPORATION
                           THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT
                                November 3, 1999

                           COUNTERPART SIGNATURE PAGE

                                        TECHNOLOGIES FOR
                                        INFORMATION AND
                                        ENTERTAINMENT III, L.P.

                                        By: /s/ Fred Bamber
                                            -------------------------------
                                        Name:  Fred Bamber
                                        Title: General Partner

                                        THE TIE MEZZANINE FUND, L.P.

                                        By: /s/ Fred Bamber
                                            -------------------------------
                                        Name:  Fred Bamber
                                        Title: General Partner

                                        Address: TIE III, L.P.
                                                 c/o Applied Technology
                                                 One Cranberry Hall
                                                 Lexington, MA 02173




Preferred Stockholder and Noteholder